NVIDIA shareholders,

We are lowering our revenue guidance for the fiscal 2019 fourth quarter to $2.2 billion, plus or minus two percent.

We are disappointed to revise our guidance, which was already down significantly. It was a challenging quarter with several extraordinary dynamics. Let me explain what happened and outline the actions we are taking to get our company back to growth.

The Q4 guidance we provided in November reflected the effect of excess channel inventory of Pascal mid-range GPUs that resulted from the sharp decline of cryptocurrency demand. We delayed the planned production ramp of several new products to allow excess channel inventory to deplete, which resulted in the significantly lowered Q4 guidance. Exiting Q3, we estimated channel inventory would be largely depleted within one to two quarters, or between February and April. Our view of that today remains unchanged.

As we worked through Q4, the global economy decelerated sharply, particularly in China, affecting consumer demand for NVIDIA gaming GPUs. Also, with initial shipments of new high-end RTX GPUs selling above MSRP, some customers may have delayed their purchase while waiting for lower price points and further demonstrations of RTX technology in actual games.

Datacenter customers buy NVIDIA GPUs for high performance computing, to train deep learning AI models, and to offer as a cloud computing service. Purchases can be large and are not always periodic or predictable. As the quarter progressed, customers around the world became increasingly cautious due to economic uncertainties. A number of deals did not close in the last month of the quarter.

Macroeconomic factors are beyond our control. Even so, there are many ways we can grow. We are creating new capabilities for existing markets as well as growing into new markets. Let me outline some of the growth drivers for this year:

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First, RTX 2060 for gaming launched at CES with excellent reviews. RTX 2060, priced at $349, is the first Turing™ GPU for the mass market, offering millions of gamers the opportunity to upgrade. For the price of a console, gamers can enjoy next-generation gaming that does ray tracing graphics and AI. At CES, we demonstrated Battlefield V with RTX ray tracing at excellent frame rates. RTX 2060 is now available around the world and is off to a great start.

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Second, we launched over 40 new models of GeForce RTX™ gaming notebooks - more than doubling the number of GeForce-powered notebooks shipped last year. With our Max-Q platform technology, OEMs can make thin-and-light notebooks that gamers desire. Gaming notebooks represent one of the fastest growing PC segments, and the fastest growing GeForce segment. RTX notebooks will be available starting next week.

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Third, Quadro RTX™ will be the most significant workstation GPU upgrade in 10 years. Millions of designers and creative artists will, for the first time, be able to work interactively with super high-resolution media and photorealistic 3D rendering, bringing joy and productivity to their work.

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Fourth, we announced new applications of our datacenter GPUs, including deep learning inference, data analytics, and machine learning, and we created partnerships to bring NVIDIA computing to global enterprise customers.

We are working closely with hyperscalers around the world to integrate NVIDIA TensorRT™ and GPUs into their inference production flow. Google TensorFlow is now integrated with NVIDIA TensorRT and Google Cloud Platform is the first CSP to announce availability of NVIDIA T4 Tensor Core GPUs in the cloud.

Retail, healthcare, financial, and consumer internet services companies have enormous amounts of business data. They use machine learning to create predictive AI models from data. The compute time to process data and train their AI models can take days to weeks. NVIDIA can accelerate machine learning as we have done with deep learning. NVIDIA created RAPIDS™ - a software stack to accelerate data analytics and machine learning frameworks. RAPIDS does for machine learning what cuDNN does for deep learning. Major cloud and enterprise data science platforms are integrating RAPIDS now, which will open this large market for NVIDIA GPUs.

Enterprises around the world increasingly need high performance computing infrastructure to accelerate their data analytics and AI workloads. These systems are state-of-the-art, with complex integration of large-scale computing, networking, and storage software. And direct support is difficult as companies are in diverse industries and locations. We announced partnerships with Cisco, DataDirect Networks, IBM, NetApp, and Pure Storage to create pre-integrated systems that can be sold through their vast global IT channels.

These datacenter initiatives - accelerating inference and machine learning, and leveraging partners to reach global enterprises - will grow our market and reduce the volatility of hyperscaler deals.

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Finally, at CES we announced DRIVE™ AutoPilot, the world’s first commercially available L2+ self-driving car computer. Systems from Tier 1 partners - Bosch, Continental, Desay, Veoneer, and ZF - were on display. Volvo was an L2+ design win. We announced Daimler at CES. DRIVE AutoPilot is a major milestone for us and takes our high-functioning self-driving capability into the mass market.

Q4 was an extraordinary, unusually turbulent, and disappointing quarter. Looking forward, we are confident in our strategies and growth drivers. The foundation of our business is strong and more evident than ever - the accelerated computing model NVIDIA pioneered is the best path forward to serve the world’s insatiable computing needs. The markets we are creating - gaming, design, HPC, AI, and autonomous vehicles - are important, growing, and will be very large. We have excellent strategic positions in all of them.

The NVIDIA you invested in has incredible talent doing important work for our future. The important work we do is only possible with your support. For that, we are tremendously appreciative. This quarter was a real punch in the gut. But your company is resilient, creative, and repeatedly rises to great challenges. We will shake this off and come back strong.

Jensen

Certain statements in this letter including, but not limited to, statements as to: NVIDIA’s revised financial outlook for the fourth quarter of fiscal 2019; NVIDIA’s actions to get back to growth and its growth drivers; our view of the estimated time it will take for our channel inventory to deplete; the demand for NVIDIA products; NVIDIA’s growth opportunities remaining unchanged and significant; the benefits, performance, features and abilities of NVIDIA’s products, including the RTX 2060, GeForce RTX gaming notebooks, Quadro RTX, NVIDIA TensorRT, RAPIDS, DRIVE AutoPilot; the availability of RTX 2060, RTX notebooks, NVIDIA T4 Tensor Core GPUs and DRIVE AutoPilot; RTX 2060 being the first Turing GPU for the mass market and offering millions of gamers the opportunity to upgrade; Max-Q platform technology enabling OEMs to make thin-and-light notebooks that gamers desire; gaming notebooks representing one of the fastest growing PC segments and the fastest growing GeForce segment; Quadro RTX being the most significant workstation GPU upgrade in 10 years; the number of designers and creative artists who will be able to work interactively with super high-resolution media and photorealistic 3D rendering; our work with hyperscalers to integrate NVIDIA TensorRT and GPUs; the use of NVIDIA TensorRT; NVIDIA’s ability to accelerate machine learning; major cloud and enterprise data science platforms integrating RAPIDS and its effects; enterprises needing high performance computing infrastructure; datacenter initiatives growing our market and reducing volatility of hyperscaler deals; DRIVE AutoPilot taking our self-driving capability into the mass market; our confidence in our strategies and growth drivers; the foundation of our business being strong and the accelerated computed model being the best path forward to serve the world’s computing needs; the size that the markets we are creating will be and these markets being important and growing; our excellent strategic position; and our ability to shake off the quarter and bounce back are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the most recent reports NVIDIA files with the Securities and Exchange Commission, or SEC, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2019 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce RTX, NVIDIA DRIVE, NVIDIA Turing, Quadro RTX, RAPIDS, and TensorRT are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and other countries.